Exhibit 99.1

For further information, contact:

John Christiansen / David Isaacs

Sard Verbinnen & Co

415-618-8750

jchristiansen@sardverb.com/disaacs@sardverb.com

Marvell Technology Group Ltd. Comments on Starboard Value 13-D Filing

Santa Clara, Calif. (February 3, 2016) — Marvell Technology Group Ltd. (NASDAQ: MRVL) today issued the following statement in response to the Schedule 13-D filed today by Starboard Value LP.

“Marvell regularly engages with our shareholders to understand their perspectives on the company and on our long-term growth strategy, and we welcome all constructive input. We will carefully review any suggestions Starboard or their advisors may have, as we would with any other shareholder.

“As always, Marvell is committed to acting in the best interests of the company and all of our shareholders, and we are focused on continuing to leverage our expertise in semiconductor devices to drive growth across our end markets. We are focused on executing our strategy as our Audit Committee is moving toward completion of the previously disclosed independent investigation of certain accounting and internal control matters and we progress toward regaining compliance with our SEC reporting obligations. The Board of Directors has engaged international executive search firms to conduct searches for additional board members and a permanent Chief Financial Officer. In 2016, we will continue to focus on delivering more great products and solutions to customers and value to shareholders.”

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including: its use of non-GAAP financial measures as important supplemental information. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “can,” “will” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, among others: the timing and outcome of the Audit Committee’s investigation and the findings and recommendations of the Audit Committee, actions that may be taken by Marvell as a result of the Audit Committee’s investigation, adverse impact of litigation or regulatory activities, Marvell’s ability to add additional directors, hire a permanent Chief Financial Officer and to engage a new independent public accounting firm in a timely manner, Marvell’s ability to regain compliance with its SEC reporting obligations within the time of any exemption granted by NASDAQ, Marvell’s ability to compete in products and prices in an intensely competitive industry; Marvell’s reliance on the hard disk drive and mobile and wireless markets, which are highly cyclical and intensely competitive; costs and liabilities relating to current and future litigation; Marvell’s reliance on a few customers for a significant portion of its revenue; Marvell’s ability to develop and introduce new and enhanced products in a timely and cost effective manner and the adoption of those products in the market; seasonality in sales of consumer devices in which Marvell’s products are incorporated; uncertainty in the worldwide economic conditions; risks associated with manufacturing and selling a majority of Marvell’s products and Marvell’s customers’ products outside of the United States; and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Annual Report on Form 10-K for the year ended January 31, 2015 and its latest Quarterly Report on Form 10-Q for the quarter ended May 2, 2015 as filed with the SEC, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell

Marvell (NASDAQ: MRVL) is a global leader in providing complete silicon solutions and Kinoma software enabling the “Smart Life and Smart Lifestyle.” From storage to Internet of Things (IoT), cloud infrastructure, digital entertainment and in-home content delivery, Marvell’s diverse product portfolio aligns complete platform designs with industry-leading performance, security, reliability and efficiency. At the core of the world’s most powerful consumer, network and enterprise systems, Marvell empowers partners and their customers to always stand at the forefront of innovation, performance and mass appeal. By providing people around the world with mobility and ease of access to services adding value to their social, private and work lives, Marvell is committed to enhancing the human experience.

As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information, please visit www.Marvell.com.

Marvell and the M logo are registered trademarks of Marvell and/or its affiliates.